Exhibit 5.2

September 4, 2015

H&R Block, Inc.

One H&R Block Way

Kansas City, Missouri 64105

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to H&R Block, Inc., a Missouri corporation (the “Company”), and Block Financial LLC, a Delaware limited liability company, in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 to be filed on or about the date hereof (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Commission thereunder. The Registration Statement relates to, among other things, the registration of the offer, issuance and sale from time to time of an indeterminate number of shares of the Company’s common stock, without par value (the “Common Stock”), and shares of the Company’s preferred stock, without par value (the “Preferred Stock” and, together with the Common Stock, the “Registered Securities”), in each case, as set forth in the prospectus forming a part of the Registration Statement (the “Prospectus”), and as may be set forth in one or more final supplements to the Prospectus (each, a “Prospectus Supplement”).

As the basis for the opinions expressed herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement, including the Prospectus; (ii) the Articles of Incorporation of the Company, as amended to date (the “Charter”); (iii) the Bylaws of the Company, as amended to date (the “Bylaws”); (iv) resolutions and the record of actions taken by the Company’s board of directors and committees thereof and by the Company’s shareholders, in each case, with respect to, among other things, the authorization and approval of the applicable Registered Securities and the preparation and filing with the Commission of the Registration Statement; and (v) such other instruments, documents and corporate records as we have deemed necessary or appropriate for purposes of the opinions expressed herein. In addition, we have reviewed certain certificates of public officials and of officers of the Company and have examined such matters of law, in each case, as we have deemed necessary as a basis for the opinions expressed herein. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon the statements and representations of officers and other representatives of the Company and others.

For purposes of the opinions expressed herein, we have assumed: (i) the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies; (ii) the genuineness of the signatures of persons signing all documents in

1201 WALNUT STREET • KANSAS CITY, MO 64106
816.842.8600 MAIN • 816.691.3495 FAX

H&R Block, Inc.

September 4, 2015

connection with which the opinions herein are rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company; (iii) that the Company has the requisite organizational and legal power and authority to issue and offer the Registered Securities and to enter into and perform its obligations under agreements or other documents relating to the offering or issuance of the Registered Securities (the “Related Documents”); (iv) that the issuance of the Registered Securities to be issued from time to time and the terms and conditions thereof and of the Related Documents, and the execution and delivery by the Company of such Related Documents, in each case, have been duly authorized and approved by the Company (such approvals referred to herein as the “Board Proceedings”); (v) that the Board Proceedings, the issuance of the Registered Securities and the terms and conditions of the Related Documents (A) are in accordance with all applicable laws and the Company’s Charter and Bylaws, and (B) do not conflict with any contractual or other restrictions which are binding on the Company; (vi) that when executed and delivered by the parties thereto, the Related Documents will be the valid and binding obligations of the parties thereto, other than the Company; and (vii) that each Related Document has been properly filed with the Commission as an exhibit to the Registration Statement, including any amendment thereto, or as an exhibit to any report filed by the Company under the Securities Exchange Act of 1934, as amended, that is properly incorporated by reference in the Registration Statement, in each case, as permitted by the Securities Act and the rules and regulations of the Commission thereunder.

We express no opinion herein as to matters involving the laws of any jurisdiction other than the present federal laws of the United States of America, the General and Business Corporation Law of Missouri, and the present judicial interpretations thereof. We advise you that the issues addressed by this letter may be governed in whole or in part by other laws, and we express no opinion as to whether any relevant difference exists between the laws upon which our opinions herein are based and any other laws that may actually govern.

Our opinions expressed herein are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of: (i) applicable bankruptcy, insolvency, reorganization, moratorium, arrangement and other laws affecting creditors’ rights, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances, fraudulent transfers and preferential transfers; (ii) the limitations imposed by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief regardless of whether considered in a proceeding in equity or at law; and (iii) public policy considerations which may limit the rights of parties to obtain certain remedies.

Based on the foregoing and subject to the limitations and assumptions set forth herein, we are of the opinion that the Registered Securities will be validly issued, fully-paid and non-assessable when: (i) the Registration Statement shall have become effective under the Securities Act; (ii) all Board Proceedings relating to such Registered Securities and any applicable Related Documents shall have been duly completed and shall not have been modified or rescinded; and (iii) such Registered Securities shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor, as provided in the Registration Statement, the Prospectus and the applicable Prospectus Supplement and Board Proceedings.

H&R Block, Inc.

September 4, 2015

The opinions expressed herein are limited to the specific issues addressed therein, and we express no opinion, whether by implication or otherwise, as to any matters beyond that expressly stated herein. The opinions expressed herein shall not be construed as or deemed to be a guaranty or insuring agreement. The opinions expressed herein are rendered as of the date first written above and we have no continuing obligation hereunder to inform you of changes of law, including judicial interpretations of law, or of facts, circumstances, events or developments of which we become aware after the date hereof and which may alter, affect or modify the opinions expressed herein.

We hereby consent to the filing of this letter as Exhibit 5.2 to the Registration Statement and to reference to this firm under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Best regards,

/s/ Stinson Leonard Street LLP

Stinson Leonard Street LLP